Exhibit 99.8

Sent by: Jenn Curry

From: Kyle

To: Kyle

BCC: Curated distro

Subject: Heads up - Exciting Company News

Team,

At 5:00 pm eastern, we issued a press release announcing that we are becoming a part of CVS Health. This is a huge milestone for Signify, made possible by all of you as senior leaders of our organization. I’ll be sending a communication to all Signify Health employees following this email to you, but I wanted to let you know first so we could share in the excitement and convey to our team members the immense opportunities we have ahead of us.

Below you’ll see our announcement timeline for awareness. Additionally, please use the following Internal talking points when talking with your teams. There will be many questions and we will be sharing an FAQ for you. Your HRBPs will be collecting them in a spreadsheet, and we will respond to them once we know the answers.

Heads up - Announcement Timeline

All times are Eastern

Monday, September 5, 2022

5:00 PM (ET)	Press Release Issued
5:10 PM	All Company email sent
5:10 PM	Invitation sent for Tuesday Town Hall (Tuesday 9/6 @ 11 AM ET)
5:15 PM	Provider Network email sent
5:15 PM	MEC email sent
5:30 PM	Select client calls start
8:00 PM	Client emails sent

Tuesday, September 6, 2022

8:30 AM	Investor call
11:00 AM	Company-wide Town Hall meeting

Wednesday, September 7, 2022

9:00 AM	Your Signify Source – Special Edition • Kyle email • Press release • Internal FAQs • Town Hall recording with closed-captions

If you have any questions or concerns about the communications, please do not hesitate to contact Lynn Shepherd.

Kyle

Additional Information and Where to Find It

In connection with the proposed transaction, the Company will file with the SEC a preliminary and definitive proxy statement relating to the proposed transaction. The definitive proxy statement will be mailed to the Company’s stockholders in connection with the proposed transaction. This communication is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC. BEFORE MAKING ANY DECISION, THE COMPANY URGES YOU TO READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any vote in respect of resolutions to be proposed at the Company’s stockholder meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investor Relations section of the Company’s website at https://www.signifyhealth.com.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

The Company and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise will be included in the proxy statement described above. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://www.signifyhealth.com.